EXHIBIT 6.5CE








                               VALLEY RANCH LEASE

                                  GROUND LEASE


         THIS LEASE ("Lease") is made and entered into this day of , 1996 ("Effective Date") by and between MacArthur Partners, Ltd. (hereinafter called "Landlord") and Fresh 'N Lite, Inc. (hereinafter called "Tenant").


1. DEMISED PREMISES: Landlord, for and in consideration of the covenants hereinafter contained and made on the part of the Tenant, does hereby demise and lease unto Tenant, and Tenant does hereby lease from Landlord, the parcel of land ("Land") which is located in Irving, County of Dallas, State of Texas, containing approximately 36,000 square feet, not including roads or public right of ways, being more particularly described in Exhibit A attached hereto and made a part hereof, together with and subject to Landlord's easement rights and appurtenances thereto, together with and subject to the rights of ingress, egress and parking over, across and upon the Land for the entire term of this Lease, and all improvements now located thereon, and all easements and appurtenances in Landlord's adjoining and adjacent land, highways, roads, streets, lanes, whether public or private, reasonably required for the installation, maintenance, operation and service of sewers, water, gas, drainage, electricity and other utilities and for drive-ways and approaches to and from abutting highways for the use and benefit of the above described parcel of real estate including the improvements to be erected thereon (the Land, together with the improvements to be erected thereon are sometimes referred to herein collectively as the "Premises"). Tenant acknowledges that it is leasing the Land subject to all easements, including any of record, for rights of ingress, egress and parking over, across and upon the Land for the benefit of all adjoining landowners. Tenant will be doing business as Fresh N' Lite Cafe and Grill.


2.       LEASE TERM:

         a. Primary Term. The term of this Lease shall commence on the Effective Date and end on the last day of the month in which the twentieth anniversary of the Rent Commencement Date occurs. As used herein the term "Rent Commencement Date" shall mean the earlier of (i) July 15, 1996 or (ii) the date upon which the Fresh N' Lite Restaurant (the "Restaurant") is open for business to the public. When the term hereof is ascertainable and specifically fixed, or otherwise agreed to by Landlord and Tenant, Landlord and Tenant shall enter into a recordable supplement to the Lease Memorandum, which shall specify the actual date for the expiration of the original term of this Lease and the Rent Commencement Date. If for any reason, Landlord and Tenant do not enter into such a supplemental agreement, the Rent Commencement Date shall be July 15, 1996.

         b. Option to extend. Landlord does hereby grant to Tenant the right, privilege and option to extend this Lease for a period of five (5) years from the date of expiration of the original term of this Lease, upon the same terms and conditions except rental as herein contained, upon notice in writing to Landlord of Tenant's intention to exercise said option, given at least six (6) months prior to the expiration of the original term of this Lease. In the event that Tenant shall have exercised said first extension option, Landlord does hereby grant to Tenant the right, privilege and option again to extend this Lease for an additional period of five (5) years after expiration of the first extension period; upon the same terms and conditions except rental as herein contained, upon notice in writing to Landlord of Tenant's intention to exercise said option, given at least six (6) months prior to the expiration of the first extension period. Notwithstanding any provision of this paragraph 2 to the contrary, Tenant shall not be entitled to exercise either such extension option if at the time of exercise Tenant shall be in default of any of its covenants or agreements under this Lease.

D-

3. RENTAL: Tenant agrees to pay as rental for the use and occupancy of the Premises, at the times and in the manner hereinafter provided, the following sums of money:

         "Base Annual Rental": Tenant, in consideration of said demise, does hereby covenant and agree with Landlord to pay to Landlord annualized rents (but payable monthly) as follows:

         Term                       Base Annual Rental           Monthly Rental

         Years 1-5                      $43,500.00                 $3,625.00

         Years 6-10                     $50,000.00                 $4,166.66

         Years 11-15                    $56,000.00                 $4,666,66

         Years 16-20                    $63,000.00                 $5,250.00

         First Renewal Term    Market Rate (hereinafter defined) but not to
                               exceed $85,000.00

         Second Renewal Term   Market Rate

in advance, without notice or invoice from Landlord, upon the first day of every month during the term hereof commencing upon the Rent Commencement Date and ending upon termination of this Lease. In the event the Rent Commencement Date shall be a date other than the first day of a month then the Base Annual Rental for the period from such Rent Commencement Date until the first day of the month next following shall be prorated accordingly. Tenant's duty and obligations to pay the Base Annual Rental is a separate and independent covenant of Tenant separate and apart from and not contingent upon Landlord's performance or failure to perform its obligations under this Lease and Tenant's remaining obligations under this Lease.

         As used herein, the term "Market Rate" shall mean the fair market rental rate of the Premises determined in accordance with the following provisions of this paragraph. Not later than thirty (30) days after Landlord shall receive written notice of Tenant's exercise of an extension option, Landlord shall give Tenant written notice (the "Market Rate Notice") of the Market Rate for the applicable extension period. In the event that Tenant shall, in good faith, disagree with the Market Rate set forth in the Market Rate
Notice, Tenant shall, within ten (10) days after receipt of the Market Rate Notice, provide Landlord with written notice containing Tenant's good faith opinion of Market Rate together with substantiation in reasonable detail of the basis for Tenant's opinion (said notice herein called "Tenant's Notice"). Should Tenant fail to give Tenant's Notice within such ten-day period, Tenant shall be deemed to have approved the Market Rate set forth in the Market Rate Notice, which shall thereupon become the Market Rate for the applicable extension period. In the event that Tenant timely gives Tenant's Notice, Tenant and Landlord shall negotiate in good faith to establish Market Rate by mutual agreement; provided, however, should Tenant and Landlord fail to reach agreement within ten (10) days after receipt by Landlord of Tenant's Notice, then Market Rate shall be determined by appraisal as hereinafter provided. Landlord and Tenant shall jointly select one(1) Qualified Appraiser (hereinafter defined). If the parties do jointly select one Qualified Appraiser, the Qualified Appraiser so selected shall be instructed to promptly determine the Market Rate. If the parties fail to jointly select one Qualified Appraiser within ten (10) days after a written request by either party to make the joint selection, Landlord and Tenant shall each select one Qualified Appraiser. If either party fails to select a Qualified Appraiser within ten (10) days after written notice the other party that the other party has selected a Qualified Appraiser, then the Market Rate shall

D
be the rate designated by the other party in the Market Rate Notice or Tenant's Notice, as the case may be. The two Qualified Appraisers so selected shall be instructed to promptly determine, independent of the other, the Market Rate. If two Qualified Appraisers are selected, and either Qualified Appraiser fails to deliver a written report to Tenant and Landlord with its determination of Market Rate within fifteen (15) days after the first Qualified Appraiser has delivered its written determination of Market Rate to Tenant, Landlord and the other Qualified Appraiser, then market Rate shall be the Market Rate as determined by the first Qualified Appraiser. If two Qualified Appraisers are selected and the difference between the two amounts of their determinations of Market Rate timely made does not exceed five percent (5%) of the lesser of such amounts, then the Market Rate shall be the average of the Market Rates determined by each of the two Qualified Appraisers. If two Qualified Appraisers are selected and the difference between the two amounts of their determinations of Market Rate timely made exceeds five percent (5%) of the lesser of such amounts, then the two
Qualified Appraisers shall select a third Qualified Appraiser, who shall promptly determine the Market Rate. In the event that the two Qualified Appraisers fail to select a third Qualified Appraiser within ten (10) days after written notice to both of them of the need for a third Qualified Appraiser, then Landlord and Tenant shall promptly apply to the local office of the American Arbitration Association for the appointment of a third Qualified Appraiser. Of the three appraisals, the appraisal which differs most in terms of dollar amount from the average of the three appraisals shall be excluded and the average of the remaining two appraisals shall be the Market Rate. The determination of Market Rate by appraisal as hereinabove provided shall be final and binding on the parties; provided, however, in no event shall (i) Market Rate in the first extension period be less than Base Annual Rent in years 16-20; and (ii) Market Rate in the second extension period be less than Base Annual Rate in the first extension period. If the procedure set forth above is implemented and if for any reason whatsoever (including, without limitation, the institution of any judicial or other legal proceeding by either party), the Market Rate for such extension period shall be the Market Rate set forth by Landlord in the Market Rate Notice until such time as Market Rate is finally determined, and Landlord and Tenant shall, by appropriate payment to the other, correct any overpayment or underpayment which may have been made prior to such final determination. If one Qualified Appraiser is jointly selected, the parties shall each pay one-half of the fees and expenses of such Qualified Appraiser. If two or more Qualified Appraisers are selected, each of Landlord and Tenant shall pay the fees and expenses of the Qualified Appraiser selected by it, and they shall each pay one-half of the fees and expenses of the third Qualified Appraiser, if any. A "Qualified Appraiser" as used herein shall be an M.A.I. appraiser having at least ten (10) years experience in appraising commercial real estate similar in character to the Premises in Dallas County, Texas.

         All sums of money due under the terms of this Lease including Base Annual Rental shall be paid or mailed to:

                  Mac Arthur Partners, Ltd.             Attn: Richard E. LeBlanc
                  8235 Douglas Avenue, Suite 805
                  Dallas, Texas 75225

or to such other payee or address as Landlord may designate, in writing, to Tenant.


4. COVENANTS AND REPRESENTATIONS: Landlord hereby represents that all water and gas mails, electric power lines, telephone lines, fire protection utilities, fire sprinkler systems, sanitary and storm sewers (the "Utilities") are located at the property line, in the public right-of-way, of the Premises and are available and meet the specifications set forth on Exhibit B attached hereto and made a part hereof (the "Utilities Specifications").

         Tenant shall pay when due all bills for water, heat, gas, telephone and electricity and other Utilities used on the Premises and shall all connection charges, capital recovery fees, utility expansion charges, tax fees, sewer rents, sewer charges and all other similar fees and charges associated therewith.


5.       CONSTRUCTION PERMITS - ZONING:

         a. Promptly after the Effective Date, Tenant at its cost, shall submit to the appropriate governmental authorities all necessary applications to cause the Premises to be rezoned to permit the sale of liquor by the drink on the Premises (the "Zoning Condition") and Tenant shall diligently prosecute such application to completion prior to July 16, 1996 (the "Contingency Period"), and Landlord shall have exercised reasonable efforts to cooperate with Tenant. In the event that Tenant shall not have satisfied the Zoning Condition prior to expiration of the Contingency Period, Tenant may terminate this Lease by written notice to Landlord given at any time prior to the end of the Contingency Period.

         b. During the Contingency Period,  Tenant shall, at its expense,  apply for and prosecute diligently any and all licenses, permits and other administrative approvals required by any applicable governmental authority for the construction, ownership and operation of the Restaurant on the Premises (the "Permit Condition"). In the event that Tenant shall not have satisfied the Permit Condition prior to the end of the Contingency Period or Tenant may terminate this Lease by written notice to the Landlord given at any time prior to the end of the Contingency Period.

         c. During the Contingency Period Landlord at its expenses (i) shall prepare and submit to the appropriate governmental authorities all necessary subdivision plants and dedications to cause the Land to comply with all governmental ordinances and regulations applicable to the subdivision of the property of which the Land is a part for sale, lease, and development and (ii) shall diligently prosecute the same to completion, approval, and filing in the real property records of Dallas County, Texas (the "Platting Condition"). In the event that Landlord shall not have satisfied the Platting Condition prior to the expiration of the Contingency Period, Tenant may terminate this Lease by written notice to Landlord given at any time prior to the end of the Contingency Period.

         d. Tenant at its expense shall apply for and prosecute diligently such approvals as may be required for the use of construction materials acceptable to Tenant for the construction of the Restaurant on the Premises. In the event that Tenant shall not have satisfied this condition within thirty (30) days after the Effective Date, Tenant may terminate this Lease by written notice to Landlord given prior to the expiration of the 30-day period.


6.       TAXES:

         a. Landlord represents and warrants that all taxes on the Land, except current taxes not delinquent, have been paid in full. Landlord, after receipt of any tax notice or bill on the Premises, shall promptly furnish Tenant with a copy of such document. Landlord, at its expense, shall cause the Land to be subdivided into a separate tax parcel.

         b. Tenant covenants and agrees to pay directly to the taxing authority or authorities, before they become delinquent, all ad valorem real property taxes, special assessments, impact fees, user fees, development fees, land use exactions or any other fees, levies or charges affecting the Premises levied, assessed, accrued or payable for the period commencing on the Rent Commencement Date and continuing for the remainder of the term.

         c. Tenant shall pay without abatement, deduction or setoff all personal property taxes, general and special assessments and other charges of every description levied on or assessed against all personal property located on the Premises during the term of this Lease. Except for those taxes being diligently contested in good faith by appropriate proceedings, Tenant shall make all such payments directly to the charging authority before delinquency and before any fine, interest or penalty shall become due or be imposed by operation of law for their non-payment.

         d. If by law any tax to be paid by Tenant may be paid in installments, Tenant may elect to pay such tax in installments as it becomes due during the term hereof.

         e. If Tenant desires to contest the validity or amount of any taxes or assessments for which Tenant is responsible under this Lease and gives Landlord written notice of this intention, then Tenant may contest the assessment or tax without being in default hereunder; provided, however, that Tenant shall post a bond with Landlord or otherwise provide for the payment of such taxes or assessments in a manner reasonably acceptable to Landlord, so that Landlord may insure the payment of such taxes or assessment if Tenant's contest of such tax or assessment shall fail. Landlord agrees to cooperate with any such effort by Tenant; provided, Landlord shall not be obligated to incur any expense in connection with such content. In no event will Tenant permit the Premises to be forfeited to any taxing authority. Landlord may pay directly to the taxing authority, or direct the holder of any bond or escrow deposit to pay, any unpaid taxes, assessments or charges, together with penalties and interest thereon if Tenant is not in good faith pursuing a protest of such taxes, assessments or charges or to prevent the sale of the Premises by applicable taxing authorities as a consequence of Tenant's failure to pay any such amounts accruing during the term. if Landlord pays all or any portion of such taxes, assessments or charges, Tenant shall, upon demand, pay to Landlord, as additional rental, hereunder, the amount so paid by Landlord together with interest thereon from the date paid by Landlord until repaid by Tenant at the rate per annum (the "Default Rate") equal to the lesser of (i) the maximum non-usurious rate allows by Texas law or (ii) the prime rate announced from time to time by Texas Commerce Bank National Association, its successors or assigns, plus five percent (5%).

         f. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, costs, expenses, damages, liabilities, fines and penalties incurred by Landlord in connection with, arising out of or resulting from the imposition of any taxes, assessments or other charges for which Tenant is responsible under this Paragraph 6.


7. LIENS AND ENCUMBRANCES: Tenant shall not permit any lien to be filed against the Premises on account of non-payment or dispute with respect to labor or materials furnished in connection with construction or any subsequent repairs, modifications or additions thereto, nor shall Tenant permit any judgment, lien or attachment to lie against the Premises for any reason. Should any lien of any nature be against the Premises Tenant shall within twenty (20) days cause such lien to be paid and discharged. Tenant may in good faith and at Tenant's expense contest the validity of any such asserted lien, claim or demand, in which event Tenant shall bond around such lien or claim in accordance with Texas law. In no event shall Tenant have any right, authority or power to bind Landlord or any interest of Landlord in the Land for any claim for labor or material or for any other charge or expense incurred in the construction or alteration of improvements on the Land.

         In the event that Tenant, any subtenants or assigns acquire personal property to be installed and used upon the Premises subject to a conditional sales contract, chattel mortgage or other security agreement, Landlord agrees to execute and deliver to any such secured creditor a waiver of any lien Landlord may have upon such personal property. Such waiver will be on a form reasonably acceptable to Landlord authorizing the secured creditor to enter upon the Premises and remove such personal property in the event of default under the terms of the security agreement. Tenant agrees to indemnify, defend, and hold Landlord harmless from and against any claims, causes of action, damages, expenses (including attorneys' fees) and loss incident to, resulting from, or in any way arising out of Tenant's failure to keep the Premises free from liens and encumbrances described in this Paragraph 7.

         Any memo of lease shall contain a notice no contractor, materialman or laborer may filed any liens impacting the fee title to the property. Any such lien shall on the face of such claim shall be asserted solely against the leasehold interest of the Tenant.

         Landlord represents and warrants that all assessments made on the Land under the Permitted Exceptions have been paid in full.


8.       INSURANCE:

         a. Tenant covenants and agrees at its own expense to insure and keep insured the improvements constructed by Tenant on the Premises against "insurable risks" for not less than ninety percent (90%) of "actual replacement cost" in responsible insurance companies licensed in the state in which the Premises are located. Subject to the terms of Paragraph 17 hereof, such insurance to be made payable in case of loss to Tenant and Landlord as named insured, with the insurer agreeing to give Landlord thirty (30) days notice of cancellation. "Insurance risks" shall mean those risks covered by the Texas Standard Form Fire and Extended Coverage Policy (including fire and direct loss by windstorm, hurricane, hail, explosion, riot, civil commotion, smoke, aircraft and land vehicles) sonic shock wave and leakage from fire protective equipment. "Actual replacement cost" shall be confirmed from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Landlord by one of the insurers.

         b. Tenant shall also maintain and keep in force for the mutual benefit of Landlord and Tenant comprehensive general public liability insurance against claims for personal injury, death, or property damage occurring in on or about the Premises or sidewalks or premises adjacent to the Premises to afford protection to the limit of not less than $1,000,000.00 in respect to injury or death of a single person and to the limit of not less than $2,000,000.00 in respect to any one accident and to the limit of $500,000.00 in respect to property damage.

         c. In the event that either party shall at the times indicated below deem the limits of such insurance to be excessive or insufficient in accordance with commercially reasonable standards for similar properties in the area of the Premises, the proper and reasonable limits for such insurance to be maintained in force shall be determined by arbitration in accordance with the rules of the American Arbitration Association. The limits of insurance hereinabove provided shall be reviewed on the fifth anniversary of the Effective Date and on each third anniversary thereafter and shall be adjusted, if necessary, so that the amount of such coverage is at all times generally equal to the limits described herein measured in 1995 U.S. Dollars and otherwise in accordance with commercially reasonable standards for similar properties in the area of the Premises.

         d. Tenant shall secure an appropriate clause in, or an endorsement to, each policy of insurance required to be provided by it hereunder pursuant to which the respective insurance companies waive subrogation and rights of recovery or permit the insured to agree with the Landlord to waive any claim it might have against Landlord. The waiver of subrogation or permission for waiver of any such claim shall extend to the agent of each party hereto and their respective contractors and employees and, in the case of Tenant, shall also extend to all persons occupying or using all or any part of the improvements from time to time. So long as the applicable insurance policy includes a waiver of subrogation and agreement to waive liability and insofar as may be permitted by the terms of the insurance policies carried by it, both Landlord and Tenant hereby release the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party hereto for loss, damage or destruction with respect to its property or injury to persons by fire or other casualty or other occurrence to the extent such loss, damage or destruction is paid by insurance proceeds.


9.       USE AND RESTRICTION:

         a. Tenant shall use the Premises solely for the construction, operations, maintenance and repair of an approximately 5,000 square foot full service restaurant with drive-through window or pick up service. Without Landlord's prior written consent, Tenant may not use the Premises for any other purpose.

         b. All times during the term of this Lease, Tenant shall continuously operate the Restaurant on the Premises, provided Tenant may, in the exercise of its sole discretion, determine the hours and days of regular operation of the Restaurant. Temporary cessation of operation for remodeling, alteration or repair of the improvements shall not constitute an abandonment or vacation of the Premises by Tenant.

         c. All times during the term of this Lease, Tenant shall be responsible, at its sole cost and expense, to comply with any and all laws, rules, regulations, orders, ordinances and other similar matters of any applicable governmental authority having jurisdiction over the Premises and the occupancy and operation of the Restaurant thereon.

         d. Provided that Tenant has performed all of its covenants and obligations under this Lease and is not otherwise in default hereunder, Landlord agrees during the term of this Lease and any extension periods that Landlord will refrain from leasing land owned by Landlord adjacent to the Premises to any restaurant whose primary gross sales (being defined as 80% or more) are derived from the sale of health oriented foods.


10.      LEASE IMPROVEMENTS:

         a. Tenant shall, at Tenant's sole cost, risk and expense, construct, erect and diligently pursue completion of the Restaurant on the Premises. The Restaurant shall be constructed in a good and workmanlike manner in accordance with plans and specifications approved by Landlord as hereinafter provided and in accordance with all applicable laws, regulations, ordinances, rules, standards and guidelines of any governmental authority having jurisdiction over construction of improvements on the Premises.

         b. Prior to the commencement of construction, Landlord shall have the right to approve Tenant's plans and specifications for all improvements and any subsequent alterations to the Premises, which approval shall not be unreasonably withheld. Tenant's plans and specifications shall include plans and specifications for any buildings or structures to be constructed on the Land, site plans showing parking areas and driveways and plans and specifications for any exteriors signage and landscaping. Tenant's plans and specifications will be fashioned similarly to the existing prototype store at Frankford and Preston, with the exception of materials necessary for uniformity per request of City. If Landlord fails to respond to Tenant's written request for approval within thirty (30) days after receipt of Tenant's final construction plans and specifications, Landlord's approval shall be deemed granted.

         c. Tenant shall have the right to change its exterior signage provided such signage does not impact the visibility of other signage on Landlord's adjacent property and complies with the sign ordinances of the City of Irving and make interior nonstructural alterations and improvements to the Premises without the consent of Landlord. Tenant shall have the right to remove any such no-structural alterations at any time during the term of this Lease, or any extension or renewal thereof provided Tenant repairs all damage to the Premises as a result of such removal within a reasonable time.

         d. Throughout the term of this Lease, Tenant shall, at its sole cost and expense, provide security for the Premises and repair and maintain the Premises (including parking area, sidewalks and drives) in first class condition and repair in accordance with all applicable laws, rules, ordinances, orders, and regulations of any federal, state, county, municipal, and other governmental entities having jurisdiction over the Premises (including parking area, sidewalks and drives) in first class condition and repair in accordance with all applicable laws, rules, ordinances, orders, and regulations of any federal, state, county, municipal, and other governmental entities having jurisdiction over the Premises, and all applicable rules, orders, and regulations of the insurance underwriting board having jurisdiction over the insurance companies insuring all or any part of the Premises. Tenant shall, at its sole cost and expense, diligently and promptly make or cause to be made all necessary repairs and replacements to the Premises to maintain or comply with the foregoing sentence. Landlord shall not be required to furnish any services or facilities or make any repairs to the Premises. without diminishing the foregoing obligations of Tenant, should Tenant fail to make any necessary repairs within thirty (30) days after notification by Landlord of such failure, Landlord may, but shall in no event be required to, make such repairs for Tenant's benefit, and the expense thereof shall constitute additional rent which shall be immediately paid by Tenant to Landlord upon demand together with interest at the Default Rate from the date of expenditure by Landlord to the date of repayment by Tenant. In addition, Landlord shall have any and all other remedies provided hereunder for a default by Tenant should Tenant fail to comply with the foregoing.

         e. Tenant shall be responsible for, and shall bear all costs and expenses associate with, any and all alterations to the Premises which may be required by the Americans With Disabilities Act of 1990 (the "ADA"), and for the accommodation of disabled individuals who may be employed from time to time by Tenant, or any disabled customers, clients, guests, or invitees or sublessees. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability incurred arising from the failure of the Premises to conform with the ADA, including the cost of making any alterations, renovations or accommodations required by the ADA or any government enforcement agency, or any courts, and any and all fines, civil penalties, and damages awarded against Landlord resulting from the violation of the ADA, and all reasonable legal expenses and court costs incurred in defending claims made under the ADA, including without limitation reasonable consultants' and attorneys' fees, expenses and court costs. The terms and provisions of this paragraph shall survive the termination or expiration of this Lease.

         f. Notwithstanding any provision of this Lease to the contrary, Landlord and Tenant agree that Tenant shall have performed substantial completion of construction of the Restaurant in conformity with the plans and specifications approved by Landlord within nine (9) months from the Effective Date of this Lease. Tenant's failure to comply with this obligation shall constitute a default by Tenant of its covenants and obligations under this Lease and will entitle Landlord to its remedies in the event of defaults as provided in this Lease and under applicable law.

         g. Except as otherwise provided in this Lease with respect to Tenant's right to remove certain personal property and trade fixtures, all improvements to the Premises at the expiration or earlier

D
termination  of  the  Lease  shall,  without  compensation  to  Tenant,   become
Landlord's property free and clear of all claims to or against such improvements by Tenant or anyone claiming, by, through or under Tenant.

         h. At Landlord' sole cost and expense, Landlord will, prior to commencement of construction by Tenant, (i) remove from the Land all existing improvements and (ii) complete any site grading and/or other preparation necessary for drainage from the Premises to be compatible with the drainage plan for Landlord's adjacent property.

         i. Landlord will provide to Tenant specifications for parking lot lights so that parking lot lights on the Premises and on Landlord's adjacent property will be the same. Tenant shall install and maintain parking lot lights on the Premises in accordance with such specifications.

         j. At all times during the term, Tenant shall install and maintain in a neat and attractive condition landscaping and seasonal plantings around the Restaurant building. Tenant's landscape plan from time to time in effect shall be subject to Landlord's prior written approval.


11.      ASSIGNMENT AND SUBLETTING:

         Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein, or sublet the Premises or any part thereof or for any license, concession or other right of occupancy or any portion of the Premises without the prior written consent of Landlord. Landlord agrees that it will not withhold consent in a wholly unreasonable and arbitrary manner; however, in determining whether or not to grants its consent, Landlord shall be entitled to take into considerations factors such as Landlord's desired tenant mix, the reputation and net worth of the proposed transferee. In addition, Landlord shall also be entitled to charge Tenant a reasonable fee for processing Tenant's request. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings.

         If Tenant is a corporation, partnership or other entity and if at any time during the term of this Lease the person or persons who own a majority of either the outstanding voting rights or the outstanding ownership interests of Tenant at the time of the execution of this lease cease to own a majority of such voting rights or ownership interests (except as a result of transfer by devise or decent), such cessation or loss of majority voting rights or ownership interests shall constitute a transfer or assignment subject to the immediately preceding paragraph. The loss of a majority of such voting rights or ownership interest shall not apply, however, if at the time of the execution of this Lease, Tenant is a corporation and the outstanding voting share of capital stock of Tenant are listed on a recognized security exchange or over-the-counter-market or if Tenant is a corporation and the corporation issues additional shares for the purpose of raising capital for the corporation and not for the purpose of avoiding the restriction on assignment and transfer provided in the immediately foregoing paragraph and the person or persons who own a majority of the outstanding voting rights at the time of execution of this Lease continue to have the controlling interest in the corporation.

         Any assignee or sublessee of an interest in and to this Lease shall be deemed by acceptance of such assignment or sublease or by taking actual or constructive possession of the Demised Premises to have assumed all of the obligations set forth in or arising under this Lease. Such assumption shall be effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of the Premises.


D

         Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this Lease (even if future assignments and sublettings occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Tenant's approval has been obtained for such future assignments and sublettings). Moreover, in the event that the rental due and payable by a sublessee (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration with ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee as the case may be. Finally, in the event of an assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such rentals shall be paid directly to Landlord as specified in Section 3 of this Lease (to be applied as a credit and offset to Tenant's rental obligation).

         Subject to Section 12 of this Lease, Tenant may mortgage, pledge or otherwise encumber its interest in this Lease, provided in no event, shall any such mortgage, pledge or encumbrance attach to or become a lien on the Premises or any interest therein other than the leasehold interest and other rights granted to Tenant under this Lease.

         In the event of the transfer and assignment by Landlord of its interest in this Lease and Premises to a person expressly assuming Landlord's obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest and Landlord shall thereby be discharged of any further obligation relating thereto.


12.      MORTGAGING OF LEASEHOLD ESTATE:

         In the event that Tenant shall mortgage its leasehold estate and the mortgagee or holders of the indebtedness secured by the leasehold mortgage or trust deed shall notify Landlord in the manner hereinafter provided for the giving of notice of the execution of such mortgage or must deed and name the place for service of notice upon such mortgage or holder of indebtedness, then, in such event, Landlord hereby agrees for the benefit of such mortgagees or holder of indebtedness from time to time:

         a. That Landlord will give to any such mortgagee or holder of indebtedness simultaneously with service on Tenant a duplicate of any and all notices or demands given by Landlord to Tenant from time to time asserting a breach by Tenant of any of its obligations under this Lease.

         b. That such mortgagee or holder of indebtedness shall have the privilege of performing any of Tenant's covenants hereunder or of curing any default by Tenant hereunder or of exercising any election, option or privilege conferred upon Tenant by the terms of this Lease within the time period set forth in Paragraph 13.a.

         c. That, except for the right to terminate contained in Paragraph 5 of this Lease, no right, privilege or option to cancel or terminate this Lease available to Tenant shall be deemed to have been exercised effectively unless joined in by any such mortgagee or holder of the indebtedness.


13.      DEFAULT:

         a. The following shall be events of default hereunder: (1) Tenant fails to pay when due any of the Base Annual Rent or other amount provided herein to be paid by Tenant, (2) Tenant fails to promptly keep and perform any other covenant in this Lease; provided further, however, Landlord shall, prior to taking any action for such an event of default, given Tenant notice specifying the default(s), and Tenant shall have fifteen (15) days after receipt of said notice to correct any non-monetary default, or (3) Tenant vacates or abandons all or a portion of the Premises. If Tenant fails to correct said default(s) within the specified time periods, Landlord may terminate this Lease by written notice to Tenant and re-enter the Premises and take possession thereof, re-take possession but not terminate this Lease, and exercise such other rights and pursue such other remedies and damages against Tenant as a result of Tenant's breach as provided by law or in equity. No act by or on behalf of Landlord under this Paragraph 13.a shall constitute a termination of this Lease unless Landlord gives Tenant written notice of termination. Landlord shall not have any obligation to relet the Premises.

         b. In the event Landlord consent to an assignment or sublease of this Lease or the Premises, and should any default occur requiring notice as hereinbefore provided in this Paragraph 13, Landlord agrees that it will use reasonable efforts to furnish Tenant with a copy of such notice at the same time that it is sent to such assignee or sublessee. In the event that such default is not corrected by such assignee or sublessee during the specified time periods, Tenant shall have an additional period of ten (10) days to correct such default, and upon correction of such default, Tenant shall have the right and option to resume actual possession of the Premises as Tenant hereunder for the unexpired term of this Lease.

         c. Should there be any default or breach of this Lease on the part of Landlord, Tenant shall give Landlord written notice thereof, and Landlord shall correct such breach or default within thirty (30) days after such notice. Should Landlord fail to correct such breach or default, Tenant may pursue any legal or equitable remedy to which it is entitled.

         d. Should Tenant fail to perform any covenant or obligation required by this Lease to be kept or performed by it, Landlord may, but shall not be obligated to, perform any such covenant or obligation. Tenant shall, upon demand, reimburse Landlord for any amount incurred by Landlord in the performance of any such covenant or obligation together with interest thereon at the Default Rate from the date of expenditure by Landlord to the date of reimbursement by Tenant.


14.      HOLDING OVER:

         In the event Tenant continues to occupy the Premises after the last day of the term hereby created, or after the last day of any extension of said term, and the Landlord elects to accept rent thereafter, a tenancy from month to month shall be created (and not for any longer period) at one hundred fifty percent (150%) of the immediately prior month's rent.



D

15.      CONDEMNATION:

         a. In the event all of the fee title to the Land is taken or condemned by any competent authority, this Lease will terminate as of the earlier of the date of possession of the Premises by the condemning authority or the date of the title transfer. Tenant shall have the right to prosecute its claim for an award based on the leasehold estate and Landlord shall have the right to prosecute its claim for an award based on the value of Landlord's reversionary interest in the Premises taking into account the leasehold estate created by this Lease, the amount of rental paid and to be paid by Tenant hereunder and all of the other terms and provisions of this Lease. In the event a substantial portion, as defined in the immediately succeeding paragraph, of the Premises is taken or condemned by any competent authority, Tenant shall have the right (i) to terminate the Lease as of the earlier of the transfer of title or the date of the taking of possession by the condemning authority, in which event any unearned rent paid or credited will be refunded by Landlord to Tenant, or (ii) to continue the Lease in full force and effect with a reduced fixed rental commensurate with the reduced area and/or reduced utility of the Premises as mutually determined in lieu of the amount of Base Annual Rent hereinabove provided, which reduced rental will become effective upon the earlier of the date of title transfer or the date of such taking. Tenant shall elect between these rights and give notice to Landlord of its election within sixty (60) days after the date when possession of the pertinent portion of the Premises is required by the condemning authority. In the event less than a substantial portion of the Premises is taken by the condemning authority, then the Ease Rent shall be reduced as in (ii) above.

         b. A "substantial portion", as used in the foregoing Subparagraph a, is defined to be any of the following: (i) any part of the Restaurant building;
(ii) fifteen percent (15%) or more of the parking area; (iii) fifteen percent (15%) or more of the Land; (iv) loss through the taking of condemnation of direct access from the Premises to any adjacent street or highway; or (v) a portion of land or improvements the absence of which would have a substantial adverse impact on Tenant's business conducted on or from the Premises.

         c. If any award is made for the condemning or taking of all or any part of the Premises during the original term of this Lease or any of the extension periods, then Landlord and Tenant shall share in any award made for condemning or taking the improvements to the extent of their interest in the Premises. The respective interests of Landlord and Tenant in any such award shall be as set forth in the second sentence of Paragraph 15.a above.

         d. Termination of the Lease because of condemnation shall be without prejudice to the rights of either Landlord or Tenant to recover from the condemnor compensation and damages for the injury and loss sustained by them as a result of such taking and Tenant shall have the right to make a claim against the condemning authority for loss of profits or damage to its business by the taking or condemnation.


16.      COVENANT OF TITLE AND QUIET ENJOYMENT:

         Landlord covenants that Landlord is well seized of and has good title to the Premises free and clear of all liens, encumbrances and restrictions, except as may be shown by a current title commitment for the Land. Landlord warrants and will defend the title to the Premises against any person claiming by, through or under Landlord but not otherwise. If, at any time, Landlord's title or right to receive rent hereunder is disputed, or there is a change of ownership of Landlord's estate by act of the parties or operation of law, Tenant may withhold rent thereafter accruing until Tenant is furnished proof satisfactory to it as to the party entitled thereto.

17.      DAMAGE TO OR DESTRUCTION OF IMPROVEMENTS:

         a. If the building on the Premises shall be wholly or partially damaged or destroyed by fire or other casualty prior to the last five (5) years of the original term of this Lease, Tenant shall restore the Premises to the same condition as prior to the damage. Insurance proceeds will be made available to Tenant for that purpose, but it is understood and agreed that if the cost of the restoration exceeds the amount of the insurance recovery, the Tenant will pay such excess. In no event will rent abate during any period of untenantability.

         b. If the building on the Premises shall be damaged or destroyed by fire other casualty during the last five (5) years of the original term of this Lease, or during any option period of this Lease, to the extent of fifty percent (50%) or more of the actual replacement cost of the building (herein called "substantial damage", Tenant may, at Tenant's option, to be evidenced by notice given to Landlord within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the damage or destruction and, in such event, all of the insurance proceeds shall be paid over to the Landlord. The extent of damage or destruction shall be determined by an independent architect mutually acceptable to Landlord and Tenant. If the building suffers less than substantial damage or if the building suffers substantial damage and Tenant does not terminate the Lease by written notice to Landlord within the time period specified above, Tenant shall restore the Premises to the same condition as prior to the damage. Insurance proceeds will be made available to Tenant for that purpose, but it is understood and agreed that if the cost of restoration exceeds the amount of the insurance recovery, the Tenant will pay such excess. In no event will rent abate during any period of untenantability.

         c. In the event that Tenant is obligated by the terms and provisions hereof to repair, restore or reconstruct the building or other improvements situated on the Premises but fails to commence to do so within six (6) months following the casualty event and thereafter diligently prosecute the same to completion within twelve (12) months following such casualty, Landlord may terminate this Lease by written notice to Tenant, such termination to be effective immediately.


18. TRADE FIXTURES: Landlord agrees that all trade fixtures, machinery, equipment, furniture or other personal property of whatever kind and nature kept or installed on the Premises by Tenant or its subtenants shall not become the property of Landlord or a part of the realty (if not permanently affixed to the Premises or ordinarily considered a part of the realty such items which would ordinarily be considered a part of the realty to include but not limited to lighting fixtures installed in the ceiling, plumbing and the HVAC system) and may be removed by Tenant or its subtenants, in their discretion, at any time and from time to time during the entire term of this Lease and any renewals, provided Tenant shall first and promptly repair any damage to Premises resulting from the removal. Upon request of Tenant or Tenant's assignees or subtenants, Landlord shall execute and deliver any real estate consent or waiver forms submitted by any vendors, landlords, chattel mortgagees or holders or owners of any trade fixtures, machinery, equipment, furniture or other personal property of any kind and description kept or installed on the Premises by any subtenant setting forth the fact that Landlord waives, in favor of such vendor, lessor, chattel mortgagee or any holder or owner, any lien, claim, interest or other right therein superior to that of such vendor, landlord, chattel mortgagee, owner or holder. Landlord shall further acknowledge that property covered by such consent to waiver forms is personal property and is not to become a par of the realty no matter how affixed thereto and that such property may be removed from the Premises by the vendor, Landlord, chattel mortgagee, owner or holder at any time upon default by the Tenant or subtenant in the terms of such chattel mortgage or other similar documents, free and clear of any claim or lien of Landlord, provided Tenant shall first and promptly repair any damage to Premises resulting from the removal.

19.      NON-DISTURBANCE AND ATTORNMENT:

         a. If at the execution of this Lease there are any present mortgage(s), Lien(s) or encumbrance(s) against the Premises, Landlord shall have the mortgagee(s), lienholder(s) or other secured party(ies), as a further condition precedent to the Rent Commencement Date, execute nondisturbance agreement(s) providing that such holder(s) will recognize Tenant's Lease of the Land and will not disturb Tenant's quiet possession of the Land as long as Tenant is not in default of any of the provisions of this Lease. Before Landlord shall have the right to further encumber the Land or seek any modification or extension of existing encumbrances, Landlord must first secure for Tenant's benefit a written non-disturbance agreement, in the form set forth above, and accordingly, Tenant will then execute and deliver such further instruments subjecting this Lease to the lien of any such loan or mortgage and agreeing to attorn to said mortgagee(s) based on their priority as shall be required by such mortgagee.

         b. If Landlord defaults in making payment under any mortgage or mortgages, or if Landlord is in breach or in default of any such mortgage or mortgages in any respect, Tenant shall have the right and option to make all rental payments thereafter becoming due under this Lease to the mortgagee in lieu of Landlord, upon notice therefrom, and payments so made shall discharge the obligation of Tenant hereunder respecting the payment of Base Annual Rent.


20.      LANDLORD'S RIGHT OF ACCESS:

         Landlord, its employees, agents and representatives, shall have the right to enter upon the Premises at any time for the purpose of making inspections or performing any work which Landlord elects to undertake (although it shall have no obligation whatsoever to do so) made necessary by reason of Tenant's default hereunder; provided, however, that, excepting cases of an emergency or unless Landlord obtains the Tenant's prior consent, Landlord shall not enter the Premises without notification to Tenant at least twenty-four (24) hours in advance.


21.      INDEMNITY:

         Except for the claims, rights, recovery and causes of action that Landlord has released in Paragraph 8.d. above, Tenant shall indemnify, defend, and hold Landlord, its employees, partners, directors, officers, agents, invitees and contractors, harmless from and against all claims, causes of action, damages, losses, costs, and expenses (including attorneys' fees) resulting or arising from or in connection with any and all injuries or death of any person or damage to any property caused or alleged to have been caused by any acts, omissions, or negligence of Tenant, its employees, officers, directors, agents, customers, invitees, or guests, or any parties contracting with Tenant relating to the Premises including, without limitation, environmental conditions caused during the term of this Lease. The foregoing shall not apply to the gross negligence or willful misconduct of Landlord. This paragraph 21 shall survive the expiration or termination of this Lease.


22.      RECORDING:

         Tenant and Landlord agree to execute and record a short form or memorandum of this Lease in the form attached hereto as Exhibit C and made a part hereof. The cost of all documentary stamps, or

D
conveyancing, transfer tax and recording fees shall be paid equally by the parties hereto. Tenant may not record a copy of this Lease. Tenant's recordation of the Lease shall constitute a default hereunder.


23.      EVIDENCE OF TITLE:

         Within thirty (30) days after the Effective Date, Tenant at Tenant's expense shall apply for leasehold title insurance, from a title company acceptable to Tenant in the amount of not less than One Hundred and Fifty Thousand and no/100 ($150,000) dollars, or that is required by law, or the title insurer, effective as of the date hereof, showing good and indefeasible title in fee simple in Landlord subject only to the liens and encumbrances set forth on Exhibit D attached hereto and made a part hereof (the "Permitted Exceptions"). If such report discloses any conditions, restrictions, liens, encumbrances, easements or covenants other than the Permitted Exceptions, Landlord shall have sixty (60) days from the date of issuance of such title report, binder or commitment to cure such defects and to furnish a title report, binder or commitment showing such defects cured or removed. If such defects in title are not so cured within sixty (60) days, Tenant may, at its option, given written notice to Landlord within five (5) days thereafter terminating this Lease. In the event this Lease is so terminated, all monies, deposits and instruments shall be returned to the respective parties. Immediately upon final execution of the Lease, Landlord shall deliver to Tenant's title company, if so required, all prior title evidence in Landlord's possession.


24.      BORING AND PERCOLATION CONTINGENCIES:

         Tenant shall have the right, within thirty (30) days from the date hereof, to perform such boring and percolation tests as may be required to determine the physical characteristics, including the water table of substrata, of the Premises. Tenant agrees to keep the results of such surveys, studies, tests, or borings confidential and, in the event Tenant terminates this Agreement based on such results, Tenant will deliver the originals and all copies of such results to Landlord. Tenant covenants and agrees that the Premises shall not be damaged or impaired in any way as a result of such activities on the Premises, and hereby agrees to indemnify, defend, and hold Seller harmless from and against any and all claims, causes of action, damages and expenses (including attorneys' fees) incident to resulting from, or in any way arising out of Tenant's or Tenant's agents' or representatives', presence in, on, or about the Premises, or out of any such test, inspection, or study conducted by Tenant on the Premises without regard to the underlying cause or causes of such claims, causes of action, damages or expenses. Such indemnity shall survive the term of this Lease or any termination hereof. Landlord shall furnish to Tenant copies of the results of any core samples which Landlord has in its possession.




25.      SURVEY:

         Tenant may order a current certified topographical survey of the Land by a licensed surveyor within thirty (30) days from the Effective Date.

26.      ENVIRONMENTAL MATTERS:

         Landlord shall furnish to Tenant a copy of any phase one environmental site assessment of the Land in Landlord's possession. Tenant shall have the right to conduct an environmental audit of the Premises, at its cost, within thirty (30) days after the Effective Date. Such audit shall be conducted pursuant to standard quality control assurance procedures reasonably satisfactory to Landlord and Tenant. Tenant shall have fifteen (15) days after receipt of the audit to determine whether the audit discloses condition(s) which, in Tenant's reasonable opinion, make the Premises unsuitable for its purposes. If Tenant fails to advise Landlord that it is dissatisfied with the condition of the Premises within such fifteen (15) day period, Tenant shall be deemed to have approved the condition of the Premises. Notwithstanding anything stated elsewhere in this Lease, if Tenant is not satisfied with the condition of the Premises and so timely notifies Landlord as set forth hereinabove, this Lease shall terminate and neither party shall have any further liability or responsibility thereunder and, in such event, Landlord shall return to Tenant all sums deposited by Tenant with Landlord pursuant to the terms of this Lease. Tenant hereby indemnifies, defends, and holds Landlord harmless from any damages, costs, losses, claims, or causes of action relating to or in any way arising out of such environmental audits allowed by this paragraph. Tenant hereby agrees that no activity will be conducted on the Premises that will produce any environmentally hazardous or sensitive substances or which violate any statute o fa governmental or quasi-governmental authority relating to pollution or protection of the environment ("Hazardous Substance"). Tenant shall be responsible for obtaining any required permits in paying any fees and providing any testing required by any governmental agency and the Premises will not be used in any manner for the storage of any Hazardous Substances except for the storage of such materials that are used in the ordinary course of Tenant's business and are stored in a manner and location meeting all applicable laws. Tenant will not install any underground storage tanks of any type and will not allow any surface or subsurface conditions to exist or come into existence that constitute or with the passage of time may constitute a public or private nuisance or a Hazardous Substance. If hazardous materials are brought onto or found on the Property, same shall be immediately removed with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all applicable laws by Tenant. Landlord hereby agrees to indemnify and hold Tenant harmless from any expense, cleanup costs, or other damage from any Hazardous Substance or other condition on the Premises that violates any state or federal statute or regulation and which Hazardous Substance or condition existed prior to the date of this Lease due to an act or omission of Landlord. Tenant hereby agrees to indemnify and hold harmless Landlord from any expense, cleanup costs, or other damage from any Hazardous Substance or other existing condition on the Premises that violates any state or federal statute or regulation and which Hazardous Substance or condition was created on or subsequent to the date of this Lease due to an act or omission of Tenant. The terms of this paragraph 26 shall survive the expiration or termination of this Lease.


27.      NOTICES:

         Notices or demand required to be given or served by either party to this Lease by the other party shall be deemed to have duly given or served only if in writing and either personally delivered or deposited in the U.S. Mail, Certified Mail, return receipt requested, postage prepaid, addressed as follows:

         To The Landlord At:   MacArthur Partners, Ltd.
                               8235 Douglas Avenue, Suite 805
                               Dallas, Texas 75225
                               Attention: Richard E. LeBlanc

         With a copy to:       Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                               2200 Ross Avenue, Suite 900
                               Dallas, Texas 75201
                               Attention: Robert J. Banta

         To The Tenant At:     Naman, Howell, Smith & Lee, P.C.
                               P. O. Box 1470
                               Waco, Texas 76703
                               Attn:   Rex S. Whitaker

         Such addresses may be changed from time to time by either party by serving notices as provided above. Notwithstanding anything herein to the contrary, Landlord shall be under no obligation or duty to provide notices to any mortgagee, Tenant, subtenant, or other party unless such party has provided to Landlord in writing its name and address and statement of interest as it pertains to this Lease.


28.      ENTIRE AGREEMENTS: MODIFICATION; SEVERABILITY:

         This Lease contains the entire agreement between the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, entered into prior to the execution of this Lease, will alter the covenants, agreements and undertakings herein set forth. This Lease shall not be modified in any manner, except by an instrument in writing executed by the parties. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.


29.      NUMBER AND GENDER:

         All of the terms and words used in this Lease, regardless of the number and gender in which they were used, shall be deemed and construed to include any other number (singular or neuter), as the context or sense of this Lease or any paragraph or clause hereof may require, the same as if the words had been fully and properly written in the number and gender.


30.      APPLICABLE LAW:

         This Lease shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any actions in connection herewith shall lie in Dallas County, Texas.

31.      ADDITIONAL PROVISIONS:

1. Net Lease. Landlord shall not be required to make any expenditure, incur any obligation (other than those expressly set forth in this Lease), or incur any liability of any kind whatsoever in connection with this Lease or Tenant's financing, ownership, construction, maintenance, operation or repair of the Premises. It is expressly understood and agreed that this is a completely net lease intended to assure Landlord the rent herein reserved on an absolute net basis, excluding taxes on Landlord's income, if any, franchise taxes and the like.

2. Nonmerger of Fee and Leasehold Estates. Notwithstanding any other provision of this Lease to the contrary, if both Landlord's and Tenant's estates in the Premises or the improvements or both become vested in the same owner, this Lease shall nevertheless not be, destroyed by application of the doctrine of merger or any contrary provision of this Lease construable as requiring merger except at the express written election of the owner.

3. Estoppel Certificate. At any time and from time to time, within thirty (30) days after notice of request by Landlord or Tenant, the other party shall execute, acknowledge and deliver to the other or to such recipient as the notice shall direct, a statement certifying that this Lease is unmodified and in full force and effect, or, if there have been modifications, that it is in full force and effect as modified in the manner specified in the statement. The statement shall also state the dates to which the rent and any other charges have been paid in advance and that there are no defaults hereunder, or if there are, specifying those defaults with particularity. The statement shall be such that it can be relied on by any auditor, creditor, commercial banker and investment banker and by any prospective purchaser or encumbrancer of the Premises or all or any part or parts of Tenant's or Landlord's respective interests under this Lease.

4. Exhibits. The following Exhibits A-D are incorporated herein for all purposes:

                  Exhibit A         -   Description of Land
                  Exhibit B         -   Utilities Specifications
                  Exhibit C         -   Lease Memorandum
                  Exhibit D         -   Permitted Exceptions

                  Reference to "this Lease" includes matters incorporated by reference.

         Upon satisfaction of the Platting Condition, the description of the Land according to the subdivision plat of the Land will be substituted as Exhibit A to this Lease and as Exhibit A to the Lease Memorandum, which shall then be re-executed, acknowledged, and filed for record.

5. No Partnership, Joint Venture or Principal-Agent Relationship. Nothing in this Lease or any acts of the parties hereto shall be construed to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between the parties.

6. Time of Essence. Time is of the essence with respect to the performance of each of the terms, provisions, covenants and conditions contained in this Lease.

7. Binding Effect. Subject to the limitation on Tenant's ability to assign this Lease or sublet the Premises without Landlord's prior written consent, each and all of the covenants and conditions of this Lease shall be binding on and shall inure to the benefit of the heirs, successors, executors, administrators, assigns and personal representatives of the respective partes.

8. Commissions. Landlord shall pay a commission to Mitchell Irwin Fenberg pursuant to a separate agreement between Landlord and Mitchell Irwin Fenberg. Except as provided in the preceding sentence, Landlord and Tenant represent and warrant to each other that there are no brokers or finders fees or commissions due in respect of the transaction entered into under this Lease. Landlord and Tenant each indemnify and agree to hold the other harmless from any claims for real estate, leasing commissions or finders fees in respect of the transaction entered into under this Lease alleged to be due because of any act of the indemnifying party and from any loss, liability, damage, cost or expense (including attorney's fees) of defending or settling such claims.

9. Execution in Counterparts. This Lease, or the memorandum of this Lease, or both, may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

10. Attorneys' Fees. In the event that at any time during the term of this Lease, either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding shall reimburse the successful party for reasonable attorneys' fees and expenses incurred therein. Such reimbursement obligation shall include all reasonable legal fees and expenses incurred prior to trial, at trial and at all levels of appeal and post-judgment proceedings.

11. Ingress and Egress and Parking Easements. Tenant shall not construct any curb, fence, barrier or other improvement on the Premises, and Landlord shall not construct any curb, fence, barrier or other improvement on Landlord's adjacent property which would prevent vehicular ingress and egress to and from the Premises from and to Landlord's adjacent property. Tenant and Landlord hereby grant o each other and to their respective customers, tenants and invitees over, along, and across the parking and driveway areas of the Premises and Landlord's adjacent property, respectively, the non-exclusive right during the term of this Lease for vehicular ingress and egress to and from the Premises from and to Landlord's adjacent Property and for the parking of motor vehicles in designated parking areas.

         Landlord and Tenant intend that the right hereby granted to Tenant on Landlord's adjacent property be sufficient for it to be an insured right or estate pursuant to the leasehold title insurance policy obtained by Tenant in accordance with Section 23. If required by the Title issuing agent, Landlord and Tenant agree to amend this Lease for this purpose.

12. Landlord's Landscape Area. A twenty-foot strip of land along and adjacent to MacArthur boulevard and Valley Ranch Pkwy. South shall be designated as "Landlord's Landscape Area." Landlord shall, at its expense, install and maintain landscaping in Landlord's Landscape Area in a neat and attractive condition.

13. Tenant's Duty to Surrender: At the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord possession of the Premises, but specifically excluding Tenant's trade fixtures and other personal property which Tenant is permitted to remove pursuant to Paragraph 18. tenant shall leave the surrendered Premises in good condition. All property that Tenant is not required to surrender but that Tenant abandons shall, at Landlord's election, become Landlord's property at termination of the Lease. If Tenant fails to surrender the Premises at the expiration or earlier the expiration or earlier termination of this Lease, Tenant shall defend and indemnify Landlord from all liability and expense resulting from the delay or failure to surrender, including, without limitation, claims made by any succeeding tenant founded on or resulting from Tenant's failure to surrender.

14. Advance Payment of Rent: Upon the execution of this Lease, Tenant has deposited with Landlord $3,625.00 as security for the faithful performance and observance by Tenant of the terms, provisions, agreements, covenants and conditions of this Lease and shall be considered an advance payment of the first month's rent, to be applied as such, on the date specified within this Lease as the rent commencement date (Article 2.a).

         If this Lease is terminated by Landlord or Tenant pursuant to any provision hereof allowing termination prior to the Rent Commencement Date, all payments made by Tenant to Landlord shall be refunded to Tenant.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease to become effective as of the date first written above.

                                  LANDLORD:   MacArthur Partners, Ltd., a
                                              Texas limited partnership

                                  By: Winsor/MacArthur Partners, Ltd., a Texas limited partnership
                                              General Partner

                                  By:         Hanover Development Company, a
                                              Texas corporation
                                              General Partner



                                  By:

                                  Name:

                                  Title:



                                  TENANT:      Fresh 'N Lite, Inc.



                                   By:

                                   Name:

                                   Title:

                              [INSERT EXHIBIT "A"]

                             [INSERT EXHIBIT "A-1"]


D

                                   EXHIBIT "B"


                             UTILITY SPECIFICATIONS



             Water................................Two (2) inch line

             Sanitary Sewer.....................Eight (8) inch line

             Gas.................................Four (4) inch line

             Electricity.................... Switch gear at MacArthur
                                                 & Valley Ranch Road





                                                  INITIALS:

                                                  Landlord:



                                                  Tenant:

                              [INSERT EXHIBIT "C"]

                              [INSERT EXHIBIT "D"]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease to become effective as of the date first written above.

                                LANDLORD:   MacArthur Partners, Ltd., a
                                            Texas limited partnership

                                     By:    Windsor/MacArthur Partners, Ltd., a
                                            Texas limited partnership

                                     By:    Hanover Development Company, a
                                            Texas corporation, its
                                            General Partner



                                     By:
                                            Richard E. LeBlanc
                                            President



                                TENANT:     Fresh 'N Lite, Inc.



                                       By:
                                                  Stan Swanson
                                                  President

                           MEMORANDUM OF GROUND LEASE

         THIS MEMORANDUM OF GROUND LEASE ("Memorandum") made as of the ___ day of __________________________, 1996, by and between FRESH N' LITE, INC., a Texas corporation ("Tenant"), and MacARTHUR PARTNERS, LTD. ("Landlord").

                                   WITNESSETH:

         1. Premises. Landlord and Tenant have entered into a Ground Lease (the "Lease") dated ____________________, 1996 whereby Tenant has leased from Landlord the parcel of land in Irving, Dallas County, Texas, containing approximately ___ square feet, more particularly described in Exhibit A attached hereto and made a part hereof. It is contemplated that Tenant will construct improvements on such land and operate a business therein under the name "Fresh N' Lite Cafe and Grill." Landlord has further granted to Tenant a non-exclusive right during the term of the Lease for vehicular ingress and egress to and from the Premises from and to Landlord's adjacent property described in Exhibit B attached hereto and made a part hereof and for the parking of motor vehicles in designated parking areas.

         2. Term and Renewal options. The term of the Lease is for twenty (20) years after the Rent Commencement Date (as defined in the Lease). When the exact Rent Commencement Date is determined, the parties agree to execute a recordable supplement to this Memorandum which will set forth such date. If the parties fail to execute such a supplement, the Rent Commencement Date shall be as specified in the Lease. If the Lease is still in full force and effect, and if Tenant shall not be in default under the terms of the Lease, Tenant shall have two (2) successive options to renew the term for five (5) years each, as provided in the Lease.

         3. Incorporation of Lease. This Memorandum is for informational purposes only and nothing contained herein shall be deemed to in any way to modify or otherwise affect any of the terms and conditions of the Lease, the terms of which are incorporated herein by reference. This instrument is merely a memorandum of the Lease and is subject to all of the terms, provisions and conditions of the Lease. In the event of any inconsistency between the terms of this Memorandum and the terms of the Lease, the terms of the Lease shall prevail.

         IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

                                     TENANT:

                                     FRESH N' LITE, INC., A Texas corporation


                                     By:      /s/ STAN SWANSON
                                     Name:    Stan Swanson, Fresh N' Lite, Inc.
                                     Title:   President